Exhibit 99.1

Joint Filer Information

EB Acquisition Company LLC

Signature:	/s/ CARL B. WEBB
Name/Title:	Carl B. Webb, Authorized Person
Date:	September 8, 2025

Ford Financial Fund II, L.P.

Signature:	/s/ CARL B. WEBB
Name/Title:	By Ford Management II, L.P., its general partner, by Ford Ultimate Management II, LLC, its general partner, by Carl B. Webb, sole manager
Date:	September 8, 2025

Ford Management II, L.P.

Signature:	/s/ CARL B. WEBB
Name/Title:	By Ford Ultimate Management II, LLC, its general partner, by Carl B. Webb, sole manager
Date:	September 8, 2025

EB Acquisition Company II LLC

Signature:	/s/ CARL B. WEBB
Name/Title:	Carl B. Webb, Authorized Person
Date:	September 8, 2025

Ford Financial Fund III, L.P.

Signature:	/s/ CARL B. WEBB
Name/Title:	By Ford Management III, L.P., its general partner, by Ford Ultimate Management II, LLC, its general partner, by Carl B. Webb, sole manager
Date:	September 8, 2025

Ford Management III, L.P.

Signature:	/s/ CARL B. WEBB
Name/Title:	By Ford Ultimate Management II, LLC, its general partner, by Carl B. Webb, sole manager
Date:	September 8, 2025

Ford Ultimate Management II, LLC

Signature:	/s/ CARL B. WEBB
Name/Title:	Carl B. Webb, sole manager
Date:	September 8, 2025